Exhibit 99.1

  HAEMONETICS REPORTS SECOND QUARTER FISCAL YEAR 2006 EARNINGS AND RAISES FULL
          YEAR EARNINGS PER SHARE GUIDANCE FOLLOWING ARBITRATION AWARD

    BRAINTREE, Mass., Oct. 27 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) reported today second quarter fiscal year 2006 net revenue of $100.5 million, a 10.5% increase over the second quarter of fiscal year 2005 and year-to-date revenue of $204 million, a 9.8% increase over FY05. Diluted net earnings per share for the quarter were $0.40, up 17.6% over Q2:05 and for year-to-date are $0.87, up 19.2% over FY05.

    Brad Nutter, Haemonetics' President and CEO, said, "I am pleased with the performance we posted in the quarter with results coming from strength in sales in plasma and red cell disposables, equipment, and information management. Moreover, the quarter was also marked with a substantial investment in new products."

    The Company also reaffirmed its annual guidance of revenue growth of 11-13%, operating income growth of approximately 20%, and operating margin exceeding 16%, and announced it was raising its annual earnings per share guidance. As a result of winning a previously disclosed arbitration proceeding, Haemonetics received $31 million in October. The Company had previously guided that diluted net earnings per share for the year would be in the range of $1.73 to $1.83. The receipt of the cash will add approximately $0.61 to Haemonetics' earnings per share for the year. Therefore, the Company is raising its annual diluted GAAP net earnings per share estimates to a range of $2.34 to $2.44.

    The arbitration award will also result in approximately $28 million in pre-tax income in Q3:06. The majority of the award will be recorded as other income, and Haemonetics anticipates a related tax expense of about $11 million. The award will increase Haemonetics' Q3:06 cash balance by approximately $20 million.

    FINANCIAL HIGHLIGHTS
    Haemonetics reported the following additional financial results:

    * Q2:06 gross profit of $52 million, up 13.6% from $46 million in Q2:05; year-to-date gross profit of $106 million, up 14.7% from $93 million in FY05
    * Q2:06 gross margin of 51.5%, up 140 basis points from Q2:05; year-to-date gross margin of 52.2%, up 230 basis points from FY05
    * Q2:06 operating expenses of $36 million, up 15.0% from $32 million in Q2:05; year-to-date operating expenses of $72 million, up 13.5% from $64 million in FY05
    * Q2:06 operating income of $15 million, up 10.6% from $14 million in Q2:05; year-to-date operating income of $34 million, up 17.3% from $29 million in FY05
    * Q2:06 operating margin of 15.3%, level with Q2:05; year-to-date operating margin of 16.6%, up 100 basis points from FY05

    In the quarter, net income was negatively affected by a $1.1 million reserve for equipment and components for an older product no longer expected to be marketed. However, this was offset by favorable currency exchange, higher short-term interest rates, and a lower tax rate. The lower tax rate (33.3% in Q2:06 versus 35.3% in Q2:05) is a result of a favorable determination of a tax deduction.

    Haemonetics achieved an increase in cash and short term investments on the balance sheet of $11.9 million over Q1:06 for a second quarter end cash balance of $210 million. The Company also generated $14.3 million in cash flow from operating activities for the quarter.

    Haemonetics will post detailed information on the positive effects of currency and the Company's annual guidance on the web at http://www.haemonetics.com/site/content/investor/fin_history.asp.

    DONOR PRODUCT LINE HIGHLIGHTS
    Plasma disposables revenue was $26 million for the quarter, up 7.0% from Q2:05 and $53 million year-to-date, up 7.1% from FY05. In the quarter, sales benefited from disposables unit growth in the U.S. as the plasma collection market rebounds and as Haemonetics gains new customers.

    Blood bank revenue was $32 million for the quarter, down 3.4% over Q2:05 and $65 million year-to-date, up 1.2% from FY05. In Q2 of last fiscal year, the Company had a large, opportunistic sale of an intravenous solution that did not recur in Q2 of this fiscal year.

    Red cell disposables revenue was $9 million for the quarter, up 33.8% over Q2:05 and $17 million year-to-date, up 32.4% from FY05. The majority of the quarterly revenue growth came from the U.S. where sales increased 47% over Q2:05. Unit growth and an increase in sales of Haemonetics' higher-priced filtered disposable set were key drivers of U.S. red cell disposables revenue.

    PATIENT PRODUCT LINE HIGHLIGHTS
    Disposables revenue for the Patient family of products was $20 million for the quarter, level with Q2:05 and $43 million year-to-date, up 4.4% from FY05. OrthoPAT(R) brand disposables revenue was $4.5 million for the quarter, up 2.6% over Q2:05 and $10 million year-to-date, up 15.3% from FY05. As expected, U.S. OrthoPAT sales declined sequentially from Q1:06 as the Company shifted U.S. sales from a distribution relationship to direct sales on August 29, 2005.

    OTHER REVENUES
    Particularly strong equipment and miscellaneous/service revenue growth in the second quarter contributed to the Company's overall revenue growth. Q2:06 equipment sales were $7 million, up 156.7% over Q2:05. Equipment growth came from the sales of cell processing systems in the U.S., plasma systems in Europe and the newly introduced CS5+ devices worldwide. Miscellaneous and service revenue grew to $7 million in Q2:06, up 69.6% over Q2:05. Most of this revenue growth came from the 5D Information Management division as it made gains in penetrating the broader blood collection market for its information technology systems.

    OTHER ANNOUNCEMENTS
    Haemonetics announced today that it has amended its development agreement with Arryx, Inc. to expand the field of use for research and product development. The new agreement gives Haemonetics exclusive rights to applications, using Arryx's nanotechnology, beyond blood to all of human healthcare.

    The Company also said that it has received FDA 510(k) clearance of its SmartSuction(R) HARMONY(TM) surgical suction system. The Company has begun customer acceptance trials of this device as part of its planned product launch.

    CONFERENCE CALL
    Haemonetics will hold a conference call on Thursday, October 27th at 10:00 am eastern to review the financial and operational performance of the quarter.

    Interested parties can participate by calling (800) 322-0079 (US only) or
(973) 935-2100. The call will be replayed through November 11th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 6507162.

    INVESTOR CONFERENCE
    Brad Nutter will be presenting at the Piper Jaffray Conference in Chicago on December 8, 2005.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

    This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

    CONTACT:
    Julie Fallon
    Tel. (781) 356-9517
    Alternate Tel. (617) 320-2401
    fallon@haemonetics.com

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)

                        CONSOLIDATED STATEMENTS OF INCOME
                              SECOND QUARTER FYE06

                                                                          %
                                                                      Inc/(Dec)
                                                                      vs prior
                                          10/01/05      10/02/04        year
                                         ----------    ----------    ----------
NET REVENUES                             $  100,488    $   90,923          10.5
Gross profit                                 51,765        45,549          13.6
      R&D                                     6,283         4,253          47.7
      S, G & A                               30,103        27,385           9.9

Operating expenses                           36,386        31,638          15.0

Operating income                             15,379        13,911          10.6
      Interest expense                         (522)         (636)        (17.9)
      Interest income                         1,083           502         115.7
      Other income/(expense), net               481           (69)       (797.1)

Income before taxes                          16,421        13,708          19.8

Tax expense                                   5,476         4,834          13.3

NET INCOME                               $   10,945    $    8,874          23.3

Net income per common share
 assuming dilution                       $     0.40    $     0.34          17.6

Weighted average number of shares
      Basic                                  26,395        25,258
      Diluted                                27,354        25,784

                                                                      Inc/(Dec)
                                                                      vs prior
                                                                        year
                                                                       profit
                                                                      margin %
                                                                     ----------
            PROFIT MARGINS
Gross profit                                   51.5%         50.1%          1.4
R&D                                             6.3%          4.7%
S, G & A                                       30.0%         30.1%
Operating income                               15.3%         15.3%
Income before taxes                            16.3%         15.1%          1.2
Net income                                     10.9%          9.8%

            CONSOLIDATED STATEMENTS OF INCOME YEAR-TO-DATE FOR FYE06

                                                                          %
                                                                      Inc/(Dec)
                                                                      vs prior
                                          10/01/05      10/02/04        year
                                         ----------    ----------    ----------
NET REVENUES                             $  203,661    $  185,525           9.8
Gross profit                                106,289        92,649          14.7
     R&D                                     11,824         8,307          42.3
     S, G & A                                60,591        55,469           9.2
Operating expenses                           72,415        63,776          13.5

Operating income                             33,874        28,873          17.3
     Interest expense                        (1,063)       (1,297)        (18.0)
     Interest income                          2,396           865         177.0
     Other income/(expense), net              1,345          (301)       (546.8)

Income before taxes                          36,552        28,140          29.9

Tax expense                                  12,723         9,446          34.7

NET INCOME                               $   23,829    $   18,694          27.5

Net income per common share
 assuming dilution                       $     0.87    $     0.73          19.2

Weighted average number of shares
     Basic                                   26,338        25,207
     Diluted                                 27,279        25,681

                                                                      Inc/(Dec)
                                                                      vs prior
                                                                        year
                                                                       profit
                                                                      margin %
                                                                     ----------
             PROFIT MARGINS
Gross profit                                   52.2%         49.9%          2.3
R&D                                             5.8%          4.5%
S,G&A                                          29.8%         29.9%
Operating  income                              16.6%         15.6%          1.0
Income before taxes                            17.9%         15.2%          2.7
Net income                                     11.7%         10.1%

                                REVENUE ANALYSIS

                                                     SECOND QUARTER
                                         --------------------------------------
                                                                          %
                                          10/01/05      10/02/04      Inc/(Dec)
                                         ----------    ----------    ----------
Revenues by Geography
           United States                 $   37,930    $   30,403          24.8
           International                     62,558        60,520           3.4
           Net Revenues                  $  100,488    $   90,923          10.5

Disposable Revenues by Product Family

Donor:
           Plasma                        $   25,938    $   24,238           7.0
           Blood Bank                        32,193        33,338          (3.4)
           Red Cell                           8,903         6,653          33.8
                                         $   67,034    $   64,229           4.4
Patient:
           Surgical                      $   19,930    $   20,045          (0.6)

           Subtotal                      $   86,964    $   84,274           3.2

Equipment                                $    6,623    $    2,580         156.7
Misc & Service                                6,901         4,069          69.6
Net Revenues                             $  100,488    $   90,923          10.5

                                                     SIX MONTHS ENDED
                                         --------------------------------------
                                                                          %
                                          10/01/05      10/02/04      Inc/(Dec)
                                         ----------    ----------    ----------
Revenues by Geography
           United States                 $   76,153    $   63,310          20.3
           International                    127,508       122,215           4.3
           Net Revenues                  $  203,661    $  185,525           9.8

Disposable Revenues by Product Family

Donor:
           Plasma                        $   53,241        49,724           7.1
           Blood Bank                        64,883        64,107           1.2
           Red Cell                          17,358        13,114          32.4
                                            135,482       126,945           6.7
Patient:
           Surgical                      $   42,615    $   40,818           4.4
           Subtotal                      $  178,097    $  167,763           6.2

Equipment                                    12,734         9,253          37.6
Misc & Service                               12,830         8,509          50.8
Net Revenues                             $  203,661    $  185,525           9.8

                           CONSOLIDATED BALANCE SHEETS

                                              Period ending
                                         -----------------------
                                          10/01/05      4/02/05
                                         ----------   ----------
ASSETS
Cash & cash equivalents                  $  209,981   $  185,815
Accounts receivable, net                     83,409       80,719
Inventories, net                             57,581       53,088
Other current assets                         28,089       23,989
   Total current assets                     379,060      343,611
Net PP&E                                     67,075       69,337
Other assets                                 53,088       54,809

   Total assets                          $  499,223   $  467,757

                                              Period ending
                                         -----------------------
                                          10/01/05     4/02/05
                                         ----------   ----------
LIABILITIES & STOCKHOLDERS' EQUITY
S/T debt & current maturities            $   27,643   $   26,612

 Other current liabilities                   60,256       61,310
Total current liabilities                    87,899       87,922
Long-term debt                               18,967       19,231
Other long-term liabilities                   5,107        5,469
Stockholders' equity                        387,250      355,135

Total liabilities & equity               $  499,223   $  467,757